SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 2, 2003


                       PACIFIC MAGTRON INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


       000-25277                                        88-0353141
(Commission File Number)                    (IRS Employer Identification Number)


               1600 California Circle, Milpitas, California 95035
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (408) 956-8888


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 2. OTHER EVENTS

On June 6, 2003, the Company issued a press release (attached hereto as Exhibit 99.1) announcing that it has entered into an agreement to dispose of all or substantially all of the intangible assets of its Frontline Network Consulting, Inc. subsidiary.

On June 2, 2003, the Company entered into an asset purchase agreement (the "Agreement," attached hereto as Exhibit 2.1), to sell all or substantially all of the intangible assets of the Company's subsidiary Frontline Network Consulting, Inc. to Sable Computer, Inc. ("Sable"). The Company received $3,000 on the closing date and will receive four equal payments of $3,000 on June 30, July 31, August 31 and September 30, 2003 pursuant to a promissory note (the "Note," attached hereto as Exhibit 2.2). The Note is unsecured and bears no interest unless an "Event of Default," as defined in the Note, occurs. The Company had no prior relationship with Sable prior to the time of this sale.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Exhibit Description                                Filed Herewith
-----------    -------------------                                --------------

2.1            Asset Purchase Agreement dated as of May 31, 2003         X
2.2            Promissory Note dated as of May 31, 2003                  X
99.1           Press Release                                             X

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2003                     PACIFIC MAGTRON INTERNATIONAL CORP.


                                        /s/ Theodore S. Li
                                        ----------------------------------------
                                        Theodore S. Li
                                        Chairman of the Board and President